EXHIBIT 99.1

Allied Nevada Hosts Hycroft Mine Grand Opening Ceremony

Annual General Meeting Details

June 16, 2009 Reno, Nevada - Allied Nevada Gold Corp. (“Allied Nevada” or the “Company”) (TSX: ANV; NYSE-A: ANV) is pleased to announce that it will celebrate the official grand opening for its wholly owned Hycroft gold mine located near Winnemucca, Nevada on June 17, 2009. Following the opening ceremony, the Company will hold its Annual General Meeting (“AGM”) at 4:30 pm PDT at the Winnemucca Convention Center, 50 West Winnemucca Blvd., Winnemucca, Nevada.

“This is a significant milestone at Allied Nevada. The team has worked hard to bring Hycroft into production. We did this with tremendous success and I am proud to be able to celebrate this achievement with everyone this week,” said Scott Caldwell, President and CEO.

For further information regarding the opening ceremonies or AGM, please contact Tracey Thom at 416-409-6007 or by email at tracey.thom@alliednevada.com.

For further information on Allied Nevada, please contact:

Tracey Thom

Vice President, Investor Relations

(416) 409-6007

or visit the Allied Nevada website at www.alliednevada.com